IMPAC SECURED ASSETS CORP.
IMPAC FUNDING CORPORATION
IMPAC MORTGAGE HOLDINGS, INC.

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1

$117,042,000	Fixed Rate	Class 1-A-1-1 Certificates
$13,005,000	Fixed Rate	Class 1-A-1-2 Certificates
$227,107,000	Adjustable Rate	Class 1-A-2A Certificates
$195,706,000	Adjustable Rate	Class 1-A-2B Certificates
$60,476,000	Adjustable Rate	Class 1-A-2C Certificates
$8,574,000	Adjustable Rate	Class 1-M-1 Certificates
$5,936,000	Adjustable Rate	Class 1-M-2 Certificates
$3,298,000	Adjustable Rate	Class 1-M-3 Certificates
$3,298,000	Adjustable Rate	Class 1-M-4 Certificates
$3,298,000	Adjustable Rate	Class 1-M-5 Certificates
$3,297,000	Adjustable Rate	Class 1-M-6 Certificates
$3,297,000	Adjustable Rate	Class 1-M-7 Certificates
$3,297,000	Adjustable Rate	Class 1-M-8 Certificates
$7,914,000	Adjustable Rate	Class 1-B Certificates
$182,349,000	Adjustable Rate	Class 2-A-1 Certificates
$33,474,000	Adjustable Rate	Class 2-A-2 Certificates
$10,159,000	Adjustable Rate	Class 2-M-1 Certificates
$12,243,000	Adjustable Rate	Class 2-M-2 Certificates
$14,979,000	Adjustable Rate	Class 2-M-3 Certificates
$2,084,000	Adjustable Rate	Class 2-B Certificates

UNDERWRITING AGREEMENT

March 28, 2006

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Countrywide Securities Corporation
4500 Park Granada
Calabasas, California 91302

* Notional Amount

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 10/F
New York, New York 10080

Ladies and Gentlemen:

Impac Secured Assets Corp., a California corporation (the “Company”), proposes to sell to you (the “Underwriters”) the respective amounts set forth opposite your respective names in Schedule I attached hereto of Mortgage Pass-Through Certificates, Series 2006-1, Class 1-A-1, Class 1-A-2A, Class 1-A-2B, Class 1-A-2C, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-M-7, Class 1-M-8, Class 1-B, Class 2-A-1, Class 2-A-2, Class 2-M-1, Class 2-M-2, Class 2-M-3 and Class 2-B Certificates (collectively, the “Certificates”), having the aggregate principal amounts and Pass-Through Rates as set forth in Schedule I. The Certificates, together with the Class C, Class P and Class R Certificates (collectively, the “Non-Offered Certificates”) of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below), consisting primarily of a pool of one-to four-family, fixed-rate first lien, and fixed-rate and adjustable-rate first and second lien mortgage loans (the “Group 1 Mortgage Loans”) and adjustable-rate first lien multifamily mortgage loans (the “Group 2 Mortgage Loans” and together with the Group 1 Mortgage Loans, the “Mortgage Loans”) as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

The Certificates will be issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among the Company, Impac Funding Corporation, as master servicer (“Impac Funding” or the “Master Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). The Certificates are described more fully in the Base Prospectus, the Free Writing Prospectus and the Prospectus Supplement (each as hereinafter defined).

The Certificates will represent ownership interests in the trust fund (the “Trust Fund”) created by the Pooling and Servicing Agreement. The Trust Fund will be secured primarily by the Mortgage Loans.

Impac Funding sold the Mortgage Loans to the Company pursuant to a Mortgage Loan Purchase Agreement dated as of March 30, 2006 (the “Mortgage Loan Purchase Agreement”) among Impac Funding, the Company and Impac Mortgage Holdings, Inc. (“IMH”) as guarantor.

1.  Representations, Warranties and Covenants.

1.1  Each of the Company, Impac Funding and IMH represents and warrants to, and agrees with the Underwriters as follows:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-126304) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The Company meets the requirements and all other conditions have been satisfied for the use of Form S-3 under the Act. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) a prospectus supplement dated March 29, 2006 (the “Prospectus Supplement”), to the prospectus dated March 29, 2006 (the “Basic Prospectus”), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-126304) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the “Registration Statement”; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to March 30, 2006 (the “Closing Date”) for use in connection with the offering of the Certificates, are hereinafter called the “Prospectus”. The Company prepared a Free Writing Prospectus containing substantially all information that will appear in the Prospectus Supplement and minus specific sections including the “Method of Distribution” section (such Free Writing Prospectus, together with the Basic Prospectus, the “Definitive Free Writing Prospectus”).

(b)  The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for such purpose are pending before or threatened by the Commission, and the Registration Statement as of the effective date (the “Effective Date”, as defined in this paragraph), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations. The Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company, Impac Funding or IMH makes any representations or warranties as to any information contained in or omitted from the portions of the Prospectus set forth under the caption “Method of Distribution” relating to the Certificates (the “Underwriters’ Information”). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the time of each Contract of Sale occurring prior to the time that Prospectus Supplement first becomes available for use by the Underwriters, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Effective Date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. As used herein, “Pool Information” means all loan level data with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company, Impac Funding or IMH to the Underwriters. The Company acknowledges that the Underwriters’ Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus, and you confirm that the Underwriters’ Information is correct with respect to you and the Certificates you underwrite.

(c)  Each of the Company, Impac Funding and IMH has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with respect to the Company and Impac Funding, and the State of Maryland, with respect to IMH, and has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted by it and, in the case of the Company and Impac Funding, as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement, and in the case of IMH, as described in the Prospectus and to enter into this Agreement and the Mortgage Loan Purchase Agreement.

(d)  The Company is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

(e)  Each of the Company, Impac Funding and IMH is not in violation of its Certificate of Incorporation or By-Laws or any agreement the violation of which would have a material adverse effect on the Company.

(f)  The Certificates and the Pooling and Servicing Agreement conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

(g)  Each of the Certificates, when validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement, will be duly and validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement and will constitute legal, valid and binding obligations of the trust enforceable in accordance with its terms and the terms of the Pooling and Servicing Agreement, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and by the general principles of equity.

(h)  This Agreement has been duly authorized, executed and delivered by each of the Company, Impac Funding and IMH. The Pooling and Servicing Agreement has been, and as of the Closing Date, each of the other agreements entered into in connection with the issuance or delivery of the Certificates or any of the transactions contemplated herein (together with the Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement and this Agreement, the “Transaction Documents”) to which the Company, IMH or Impac Funding, as applicable, is a party, will have been, duly authorized, executed and delivered by the Company, IMH or Impac Funding, as applicable, and will conform in all material respects to the descriptions thereof contained in the Prospectus and, assuming the valid execution and delivery thereof by the other parties thereto, each Transaction Document (other than this Agreement) to which the Company, IMH or Impac Funding is a party will constitute a legal, valid and binding agreement of the Company, IMH or Impac Funding, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

(i)  None of the issuance, delivery or sale of the Certificates, the execution and delivery by the Company, Impac Funding or IMH of any of the Transaction Documents, or the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Transaction Documents, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or by-laws of the Company, IMH or Impac Funding, and the Company, IMH and Impac Funding is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note, agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Company, IMH or Impac Funding is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Company, IMH or Impac Funding of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company, IMH or Impac Funding, or its respective properties, the default in or the breach or violation of which would have a material adverse effect on the Company, IMH or Impac Funding, the trust or the Certificates or on the ability of the Company, IMH or Impac Funding to perform its respective obligations under the Transaction Documents to which it is a party; and neither the delivery of the Certificates, nor the execution and delivery of the Transaction Documents nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of such Transaction Documents will result in such a breach, violation or default which would have such a material adverse effect.

(j)  No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Company, IMH and Impac Funding of the transactions contemplated by the Transaction Documents to which it is a party (other than as required under Blue Sky laws or state securities laws, as to which no representations and warranties are made by the Company, IMH or Impac Funding), except such as have been, or will have been obtained prior to the Closing Date, and such recordations of the assignment to the Trustee of the mortgages securing the Mortgage Loans (to the extent such recordations are required pursuant to the Pooling and Servicing Agreement) that have not yet been completed.

(k)  There is no action, suit or proceeding before or by any court, administrative or governmental agency now pending to which the Company, IMH or Impac Funding is party, or to the best knowledge of the Company, IMH or Impac Funding, threatened against the Company, IMH or Impac Funding, which could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.

(l)  At the time of execution and delivery of the Pooling and Servicing Agreement, (1) the trust will own the Mortgage Loans being pledged by it to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trustee any of its right, title or interest in its Mortgage Loans, (2) the trust will have the power and authority to pledge the Trust Fund to the Trustee and to transfer the Certificates to the Underwriters and will have duly authorized such action, (3) upon execution and delivery by the trust to the Trustee of the Pooling and Servicing Agreement, and delivery of the Certificates to the trust, the Trustee will have a valid, perfected security interest of first priority in the Trust Fund free of Liens other than Liens permitted by the Pooling and Servicing Agreement and (4) upon payment and delivery of the Certificates to the Underwriters, the Underwriters will acquire ownership of the Certificates, free of Liens other than Liens created or granted by the Underwriters.

(m)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents and the Certificates have been or will be paid by IMH, the Company or Impac Funding at or prior to the Closing Date, except for fees for recording assignments of the mortgages securing the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by or on behalf of Impac Funding in accordance with and if required by the Pooling and Servicing Agreement.

(n)  The Company possesses all certificates, licenses, authorizations and permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Company would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial conditions.

(o)  Impac Funding or any subservicer who will be servicing any Mortgage Loans pursuant to the Pooling and Servicing Agreement is qualified to do business and possesses all necessary certificates, licenses and permits in all jurisdictions in which its activities as servicer or subservicer of the Mortgage Loans serviced by it require such qualifications, certificates, licenses or permits except where failure to be so qualified or to obtain such certificates, licenses or permits will not have a material adverse effect on such servicing activities.

(p)  The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(q)  Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

(r)  To the best knowledge of the Company, Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Act and the 1933 Act Regulations.

1.2  Each Underwriter represents and warrants to and agrees with the Company, Impac Funding and IMH that:

(a)  Each Certificate is to be maintained on the book-entry records of The Depository Trust Company (“DTC”) and the interest in each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Certificate Principal Balance of $[25,000] with respect to the Certificates.

(b)  As of the date hereof and as of the Closing Date, each Underwriter has complied with all of its obligations hereunder. With respect to all Free Writing Prospectuses, other than the Definitive Free Writing Prospectus, provided by each Underwriter to any investor, if any, such Free Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth in the Free Writing Prospectuses, except to the extent of any errors therein that are caused by errors in the Pool Information, and except for any Issuer Information therein). The Free Writing Prospectuses, other than the Definitive Free Writing Prospectus, provided by each Underwriter to the Company pursuant to Section 4.4 constitute a complete set of all such Free Writing Prospectuses furnished to any investor by such Underwriter in connection with the offering of any Certificates, other than any Underwriter Derived Information.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agrees to purchase from the Company, the Certificates set forth opposite their respective names in Schedule I hereto, at a price equal to $910,833,000.

3.  Delivery and Payment. Payment for the Certificates shall be made by wire transfer of immediately available funds to an account designated by the Company, and delivery of the Certificates shall be made at the office of Thacher Proffitt & Wood llp. Delivery of and payment for the Certificates shall be made at 10:00 a.m., New York City time, on March 30, 2006, or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time of delivery and payment for the Certificates being herein called the “Closing Date”). Delivery of the Certificates shall be made to the Underwriters through the Depository Trust Company (“DTC”) against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds.

4.  Offering by Underwriters.

4.1  It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus and that the Underwriters will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under Blue Sky laws or state securities laws (except where the Certificates will have been qualified for offering and sale at your direction under such Blue Sky laws or state securities laws). Prior to the date hereof, you have not offered, pledged, sold, disposed of or otherwise transferred any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan except as set forth in Section 4.2.

4.2  It is understood that the Underwriters will solicit offers to purchase the Certificates as follows:

(a)  Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor’s receipt of Definitive Free Writing Prospectus.

(b)  Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

“Written Communication” has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

(c) Any Free Writing Prospectus relating to Certificates and used by an Underwriter in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason we do not deliver such Certificates, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

4.3 It is understood that you will not enter into a Contract of Sale with any investor until the investor has received the Definitive Free Writing Prospectus. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations. The Definitive Free Writing Prospectus shall prominently set forth the following statement:

This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

4.4 It is understood that you may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

(a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, an Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB.

(b) Each Underwriter shall comply in all material respects with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

(c) For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. “Issuer Information” shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit D hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Company as evidenced by oral, electronic or written communication by it or through its attorneys. “Underwriter Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by an Underwriter.

(d) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend on each page including the following statement:

“THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX].

The Company shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

(e) Each Underwriter shall have delivered to the Company, a reasonable and customary time prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of that Underwriter that contains any information that, if reviewed and approved by the Company, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered; provided, however, that the Underwriters shall have no obligation to deliver any Free Writing Prospectus which contains only Underwriter Derived Information. To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses prepared by an Underwriter that are required to be delivered to the Company under this subsection (e), (i) must be approved by the Company before such Underwriter provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement (such approval to be evidenced as set forth in Section 4.4(c)(ii)), and (ii) shall be provided by such Underwriter to the Company, for filing as provided in Section 5.10 in the format as required by the Company.

(f) None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

(g) In the event that an Underwriter possesses actual knowledge that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), that Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

(h) If the Underwriters do not provide any Free Writing Prospectuses to the Company pursuant to subsection (e) above, the Underwriters shall be deemed to have represented, as of the Closing Date, that they did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Company as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations. Information not required to be filed shall include a Free Writing Prospectus containing solely Underwriter Derived Information.

(i) In the event of any delay in the delivery by the Underwriters to the Company of any Free Writing Prospectuses required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant’s comfort letter in respect thereof, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.10 to file the Free Writing Prospectuses by the time specified therein.

(j) Each Underwriter covenants with the Company that after the final Prospectus is available that Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

5. Agreements. The Company agrees with the Underwriters that:

5.1 The Company will promptly advise the Underwriters (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates or the trust), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request for additional information does not relate to the Certificates or the trust), (iii) of any written notification received by the Company of the suspension of qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, the threatening of any proceeding for that purpose. The Company will not file an amendment to the Registration Statement or supplement to the Prospectus (if such amendment or supplement relates to the Certificates) unless the Company has furnished the Underwriters with a copy of such amendment for its review prior to such filing. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission within the time period required by said rule. The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing no later than the close of business on the business day prior to the Closing Date.

5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended and supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will notify the Underwriters and will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

5.4 If the Company or any Underwriter reasonably determines that any Written Communication contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, in the case of such a Written Communication, during the time a prospectus was required to be delivered, either the Company or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

(a) Adequate disclosure of the contractual arrangement;

(b) Adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(c) Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(d) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

5.5 The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriters may reasonably request; provided, however, that you will provide the notice specified in Section 4.6 in every confirmation and will only deliver the prospectus to those investors that request a paper copy thereof.

5.6 The Company agrees, so long as the Certificates shall be outstanding, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Underwriters the annual statements as to compliance delivered to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

5.7 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates and to determine the legality of the Certificates for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.8 If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (a) costs and taxes incident to the authorization, sale and delivery of the Certificates, (b) costs incident to preparation, printing and filing or otherwise reproducing the Registration Statement (including any amendments or exhibits thereto), the Prospectus, the other Transaction Documents and the Certificates, (c) fees and expenses of the Trustee and its counsel, (d) the fees and expenses of Deloitte & Touche LLP in connection with any letter(s) delivered pursuant to Section 6.7 and (e) fees and expenses of counsel or special counsel to the Company, and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters and for any costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any Contract of Sale or related actions taken by the Underwriters pursuant to Section 5.4 to the extent caused by a breach of the representation contained in Section 1.1(b) relating to the Definitive Free Writing Prospectus or caused by an error in the Pool Information. Except as herein provided, the Underwriters shall be responsible for paying for (a) the fees and expenses of Deloitte & Touche LLP in connection with any letter other than any letter delivered pursuant to Section 6.7 and (b) all costs and expenses incurred by the Underwriters, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Certificates.

5.9 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Underwriters of the issuance of such stop order. Upon receipt of notice of such stop order, the Underwriters shall cease all offers and sales of the Certificates.

5.10 The Company shall file, to the extent required to be filed, any Free Writing Prospectus prepared by the Company (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Underwriters under Section 4.4(e), not later than the date of first use of the Free Writing Prospectus, except that:

(a) As to any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, such Free Writing Prospectus or portion thereof may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use; and

(b)  Notwithstanding clause (a) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Company shall file such Free Writing Prospectus or portion thereof within the later of two business days after any Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act;

provided further, that prior to such use of any Free Writing Prospectuses by the Company, each Underwriter must comply with its obligations pursuant to Section 4.4 and that the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.11 Each Underwriter shall file any Free Writing Prospectus (other than a Free Writing Prospectus that is covered by Section 5.10) that has been distributed by such Underwriter in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Underwriters first provide this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act; provided further, that the Underwriters shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.12 During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Issuer will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Issuer with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (as defined below).

6. Conditions to the Obligations of the Underwriters. The Underwriters’ obligation to purchase the Certificates shall be subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Company herein contained; (ii) the performance by the Company of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission not later than the time required by Rule 424(b) under the Act.

6.2 Since March 1, 2006, there shall have been no material adverse change (or any development involving a prospective change) in the sole judgment of the Underwriters in the condition of the Company that, in the judgment of the Underwriters, impairs the investment quality of the Certificates so as to make it impracticable or inadvisable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

6.3 The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(a) the representations and warranties of the Company in this Agreement and all other Transaction Documents to which it is a party are true and correct in all material respects; and

(b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4 Each of Impac Funding and IMH shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of IMH to the effect that the signer of such certificate has examined this Agreement, the Prospectus and various other closing documents, and that, to his or her actual knowledge that the representations and warranties of Impac Funding and IMH, respectively, in this Agreement are true and correct in all material respects as of the Closing Date.

6.5 The Underwriters shall have received the opinions of Thacher Proffitt & Wood llp, special counsel for the Company, dated the Closing Date and substantially to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 [NOTE: Exhibit A-3 will be revised to address the Definitive Free Writing Prospectus], the opinions of in-house counsel for the Company and Impac Funding, dated the Closing Date and substantially to the effect set forth in Exhibit B-l and Exhibit B-2 and an opinion of Sidley Austin Brown & Wood LLP, counsel to IMH, substantially to the effect set forth in Exhibit B-3.

6.6 The Underwriters shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, an opinion dated the Closing Date in form and substance satisfactory to the Underwriters.

6.7 The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Definitive Free Writing Prospectus and the Prospectus Supplement under the captions “The Mortgage Pool”, “Description of the Certificates”, “Yield on the Certificates” and “Pooling and Servicing Agreement” agrees with the records of the Company excluding any questions of legal interpretation.

6.8 The Certificates shall have been rated at least as described directly below by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody's Investors Service, Inc. (“Moody's”).

Class	S&P’ Rating	Moody’s Rating

The Underwriters shall have received a copy of the letter from each of the respective rating agencies to such effect; and such ratings shall not have been withdrawn on or before the Closing Date.

6.9 The Underwriters shall have received the opinion of Nixon Peabody LLP, special counsel to the Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit C.

6.10 The Underwriters shall have received from Thacher Proffitt & Wood llp, special counsel to the Company, and from in-house counsel to the Company, reliance letters with respect to any opinions delivered to S&P and Moody's.

6.11 The Underwriters shall have received a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company, Impac Funding and IMH as to the good standing of the Company, Impac Funding and IMH and the due authorization by Impac Funding and IMH of the transactions contemplated herein.

6.12 The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriters and the Underwriters’ counsel.

The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or, if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company, Impac Funding and IMH in writing, or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution.

7.1  (a) The Company, Impac Funding and IMH agree, jointly and severally, to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all losses, claims, damages, expenses (as incurred) and liabilities, joint or several, to which the Underwriters or they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or in any Issuer Information contained in any other Free Writing Prospectus, or in any Underwriter Derived Information to the extent caused by any error in the Pool Information, or in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or any amendment thereof or other filing incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, Impac Funding or IMH shall be liable to the Underwriters or any person who controls an Underwriter to the extent that any misstatement or alleged misstatement or omission or alleged omission is based upon any information with respect to which the Underwriters have agreed to indemnify the Company pursuant to Section 7.2.

(b) The Company, Impac Funding and IMH, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by errors in the Pool Information.

7.2 The Underwriters agree, several and not jointly, to indemnify, hold harmless and reimburse the Company, Impac Funding and IMH, each of the directors and officers who signed the Registration Statement and any person controlling the Company, Impac Funding or to the same extent as the indemnity set forth in clause 7.1 above from the Company, Impac Funding and IMH to the Underwriters; provided, however, that the Underwriters shall be liable for losses, claims, damages, expenses and liabilities only to the extent that they arise out of or are based upon (i) the Underwriters’ Information, (ii) any Underwriter Derived Information, except to the extent of any errors in any Underwriter Derived Information that are caused by errors in the Pool Information, (iii) any Free Writing Prospectus for which the conditions set forth in Section 4.4(e) above are not satisfied with respect to the prior approval by the Company, and (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) not constituting Issuer Information, except to the extent of any errors that are caused by errors in the Pool Information. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

Each of the Company, Impac Funding and IMH acknowledges that the Underwriters’ Information constitutes the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case described in subclauses (ii) or (iii) of the immediately preceding sentence, the fees and disbursements of counsel for the indemnified party shall be paid by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings involving the same general allegations in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (plus one local counsel, as necessary) for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 7.1 and by the Company, Impac Funding or IMH, as applicable, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its prior written consent.

7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, Impac Funding and IMH on the one hand and the related Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Impac Funding and IMH on the one hand and the related Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, Impac Funding and IMH on the one hand, and by the related Underwriter on the other shall be in the same proportions that the purchase price paid by the related Underwriter to the Company for the Certificates (“Net Proceeds”) bears to the excess of (a) the purchase prices paid by investors to the related Underwriter for the Certificates (the “Public Offering Price”) over (b) Net Proceeds. The relative fault of the Company, Impac Funding and IMH on the one hand and of the related Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Impac Funding or IMH or by the related Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5 The Company, Impac Funding, IMH and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent such expenses are required to be paid by such indemnifying party under this Section 7. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the Public Offering Price exceeds the Net Proceeds. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, Impac Funding and IMH in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of the related Underwriter or any person controlling the related Underwriter or by or on behalf of the Company, Impac Funding or IMH and their respective directors or officers or any person controlling the Company, Impac Funding or IMH and (iii) acceptance of and payment for any of the Certificates.

8. Termination. This Agreement shall be subject to termination by the Underwriters by notice given to the Company, Impac Funding and IMH, (i) if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company, Impac Funding or IMH to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, Impac Funding or IMH shall be unable to perform their respective obligations under this Agreement or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your reasonable judgment, impracticable to market the Certificates on the terms specified in this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company, Impac Funding or IMH will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Certificates.

9. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, Impac Funding or IMH or their respective officers, and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company, Impac Funding, IMH or any of their officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters at Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Countrywide Securities Corporation, 4500 Park Granada, Calabasas, California 91302 and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 10th Floor, New York, New York 10281; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Impac Secured Assets Corp., 1401 Dove Street, Newport Beach, California 92660, Attention: General Counsel, or if sent to Impac Funding, will be mailed, delivered, or telegraphed and confirmed to it at Impac Funding Corporation, 1401 Dove Street, Newport Beach, California 92660, Attention: General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Impac Funding, IMH and you.

Very truly yours,

IMPAC SECURED ASSETS CORP.

By: /s/ Richard J. Johnson
Name: Richard J. Johnson
Title: EVP, CFO

IMPAC FUNDING CORPORATION

By: /s/ William S. Ashmore
Name: William S. Ashmore
Title: President

IMPAC MORTGAGE HOLDINGS, INC.

By: /s/ Richard J. Johnson
Name: Richard J. Johnson
Title: EVP, CFO

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

BEAR, STEARNS & CO. INC.

By: /s/ Matthew Perkins
Name: Matthew Perkins
Title: Senior Managing Director

COUNTRYWIDE SECURITIES CORPORATION

By: /s/ Michael Schloessmann
Name: Michael Schloessmann
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By: /s/ Alan Chan
Name: Alan Chan
Title: Authorized Signatory

SCHEDULE I

SCHEDULE I
Certificates

Underwriters	Certificates Principal Balance of Class A, Class M and Class B Certificates

Bear, Stearns & Co. Inc.	$ 546,499,800
Countrywide Securities Corporation	$ 180,583,800
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 180,583,800

EXHIBIT A-1

OPINION OF THACHER PROFFITT & WOOD LLP RE: CLOSING OPINION

March 30, 2006

Impac Secured Assets Corp. 1401 Dove Street Newport Beach, California 92660	Impac Funding Corporation 1401 Dove Street Newport Beach, California 92660

Impac Mortgage Holdings, Inc. 1401 Dove Street Newport Beach, California 92660	Standard & Poor's, A Division of The McGraw-Hill Companies, Inc. 55 Water Street, 41st Floor New York, New York 10041

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, NY 10179	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Countrywide Securities Corporation 4500 Park Granada, MS CH-143 Calabasas, CA 91302	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 10th Floor New York, New York 10080

Opinion: Underwriting Agreement
Impac Secured Assets Corp.
Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

We have acted as counsel to Impac Funding Corporation (the “Seller”), Impac Secured Assets Corp. (the “Depositor”) and Impac Mortgage Holdings, Inc. (“IMH”) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of March 30, 2006 (the “Seller Sale Agreement”), among the Seller, the Depositor and IMH, (ii) the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller (in such capacity, the “Master Servicer”), the Depositor and Deutsche Bank National Trust Company (the “Trustee”), and the certificates issued pursuant thereto designated as Mortgage Pass-Through Certificates, Series 2006-1 (the “Certificates”), (iii) the Underwriting Agreement, dated March 28, 2006 (the “Underwriting Agreement”), among the Seller, the Depositor, IMH, Bear, Stearns & Co. Inc. (“Bear Stearns”), Countrywide Securities Corporation (“Countrywide”), and Merrill Lynch, Pierce, Fenner & Incorporated (“Merrill”; collectively with Bear Stearns and Countrywide, the “Underwriters”), (iv) the Free Writing Prospectus (including the Base Prospectus, as defined below), dated March 28, 2006 (the “Free Writing Prospectus”) as used on and before March 29, 2006 (the “Pricing Date”) at 1:20 PM on March 29, 2006 (the “Time of Sale”) and (v) the Prospectus Supplement, dated March 29, 2006 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated March 29, 2006 (the “Base Prospectus”; together with the Prospectus Supplement, the “Prospectus”). The Seller Sale Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

2

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the “1933 Act”). Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1. Each of the Agreements to which the Seller, the Depositor, the Master Servicer or IMH is a party is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against that party.

2. The Certificates are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

3. With respect to each of the Seller, the Depositor and IMH, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

4. With respect to each of the Seller, the Depositor and IMH, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

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5. The Registration Statement as of its effective date and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any ABS informational and computational materials used in reliance on 1933 Act Rule 167, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

6. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any ABS informational and computational materials used in reliance on 1933 Act Rule 167, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

7. The statements made in the Base Prospectus under the heading “Description of the Securities” insofar as those statements purport to summarize certain provisions thereof, provide a fair summary of those provisions. The statements made in the Base Prospectus under the headings “Legal Aspects of Mortgage Loans — Applicability of Usury Laws” and “—Alternative Mortgage Instruments” and “ERISA Considerations”, to the extent that those statements constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

8. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

This is to inform you that the Registration Statement has become effective under the 1933 Act and that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued.

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

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This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

5

EXHIBIT A-2

OPINION OF THACHER PROFFITT & WOOD LLP RE: TAX MATTERS

March 30, 2006

Impac Secured Assets Corp. 1401 Dove Street Newport Beach, California 92660	Impac Funding Corporation 1401 Dove Street Newport Beach, California 92660

Impac Mortgage Holdings, Inc. 1401 Dove Street Newport Beach, California 92660	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 10th Floor New York, New York 10080

Countrywide Securities Corporation 4500 Park Grenada, MS CH-143 Calabasas, CA 91302

Opinion: Underwriting Agreement (Tax)
Impac Secured Assets Corp.
Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

We have acted as counsel to Impac Funding Corporation (the “Seller”), Impac Secured Assets Corp. (the “Depositor”) and Impac Mortgage Holdings, Inc. (“IMH”) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of March 30, 2006 (the “Seller Sale Agreement”), among the Seller, the Depositor and IMH, (ii) the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller (in such capacity, the “Master Servicer”), the Depositor and Deutsche Bank National Trust Company (the “Trustee”), and the certificates issued pursuant thereto designated as Mortgage Pass-Through Certificates, Series 2006-1 (the “Certificates”), (iii) the Underwriting Agreement, dated March 28, 2006 (the “Underwriting Agreement”), among the Seller, the Depositor, IMH, Bear, Stearns & Co. Inc. (“Bear Stearns”), Countrywide Securities Corporation (“Countrywide”), and Merrill Lynch, Pierce, Fenner & Incorporated (“Merrill”; collectively with Bear Stearns and Countrywide, the “Underwriters”), (iv) the Free Writing Prospectus (including the Base Prospectus, as defined below), dated March 28, 2006 (the “Free Writing Prospectus”) as used on and before March 29, 2006 (the “Pricing Date”) at 1:30 PM on March 29, 2006 (the “Time of Sale”) and (v) the Prospectus Supplement, dated March 29, 2006 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated March 29, 2006 (the “Base Prospectus”; together with the Prospectus Supplement, the “Prospectus”). The Seller Sale Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions thereof applicable to a real estate mortgage investment conduit (“REMIC”). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

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The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

Based upon and subject to the foregoing, it is our opinion that:

9. The statements made in the Base Prospectus, the Free Writing Prospectus and the Prospectus Supplement under the heading “Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

10. Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes within the meaning of the Code in effect on the date hereof, (i) each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 will qualify as a REMIC, (ii) the REMIC 1 Regular Interests will represent ownership of the “regular interests” in REMIC 1, and the Class R-1 Interest will constitute the sole class of “residual interests” in REMIC 1, (iii) the REMIC 2 Regular Interests will represent ownership of the “regular interests” in REMIC 2, and the Class R-2 Interest will constitute the sole class of “residual interests” in REMIC 2, (iv) the REMIC 3 Regular Interests will represent ownership of the “regular interests” in REMIC 3, and the Class R-3 Interest will constitute the sole class of “residual interests” in REMIC 3, (v) each Class of Certificates (other than the Class R Certificates) and the Class IO Interests will represent ownership of “regular interests” in REMIC 4, which will generally be treated as debt instruments of REMIC 4, exclusive, in the case of Certificates (other than the Class R Certificates), of the right to receive, or the deemed obligation to pay, certain amounts differing from amounts payable in respect of the corresponding regular interests, and the Class R-4 Interest will constitute the sole class of “residual interests” in REMIC 4, and (vi) the Class R Certificates will represent ownership of the Class R-1 Interest, the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

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To ensure compliance with requirements imposed by the United States Internal Revenue Service, any United States federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

4

EXHIBIT A-3

LETTER OF THACHER PROFFITT & WOOD llp RE: CERTAIN SECURITIES LAW MATTERS

March 30, 2006

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 10th Floor New York, New York 10080

Countrywide Securities Corporation 4500 Park Grenada, MS CH-143 Calabasas, CA 91302

Supplementary Letter (Underwriting Agreement)
Impac Secured Assets Corp.
Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

We have acted as counsel to Impac Funding Corporation (the “Seller”), Impac Secured Assets Corp. (the “Depositor”) and Impac Mortgage Holdings, Inc. (“IMH”) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of March 30, 2006 (the “Seller Sale Agreement”), among the Seller, the Depositor and IMH, (ii) the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among the Seller (in such capacity, the “Master Servicer”), the Depositor and Deutsche Bank National Trust Company (the “Trustee”), and the certificates issued pursuant thereto designated as Mortgage Pass-Through Certificates, Series 2006-1 (the “Certificates”), (iii) the Underwriting Agreement, dated March 28, 2006 (the “Underwriting Agreement”), among the Seller, the Depositor, IMH, Bear, Stearns & Co. Inc. (“Bear Stearns”), Countrywide Securities Corporation (“Countrywide”), and Merrill Lynch, Pierce, Fenner & Incorporated (“Merrill”; collectively with Bear Stearns and Countrywide, the “Underwriters”), (iv) the Free Writing Prospectus (including the Base Prospectus, as defined below), dated March 28, 2006 (the “Free Writing Prospectus”) as used on and before March 29, 2006 (the “Pricing Date”) at 1:30 PM on March 29, 2006 (the “Time of Sale”) and (v) the Prospectus Supplement, dated March 29, 2006 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated March 29, 2006 (the “Base Prospectus”; together with the Prospectus Supplement, the “Prospectus”). The Seller Sale Agreement, the Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

We do not represent any party for which we are acting as counsel in connection herewith in connection with matters other than certain transactions. The primary purpose of our engagement was to consider and advise with respect to legal matters, and not to determine or verify facts not constituting legal conclusions. However, in connection with the transaction to which this letter relates, we have participated in the preparation and/or review of, and in discussions with representatives of parties relevant thereto and their respective counsel regarding, the contents of the Registration Statement, the Free Writing Prospectus, the Prospectus and the Agreements and certain related certificates of fact, legal opinion letters and other documents. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of any statements. We are not advising in this letter as to (i) statistical, accounting or other financial information, (ii) information contained in any accompanying computer disk, CD-ROM or other electronic media, (iii) information incorporated by reference or (iv) other marketing materials including without limitation any ABS informational and computational materials used in reliance on Rule 167 under the Securities Act of 1933.

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Based upon and subject to the foregoing, this is to inform you that no information has come to the attention of the attorneys in this firm who are involved in the representation of parties to the transactions described herein in connection therewith, after such consultation with such other attorneys in this firm as they deemed appropriate, that causes us to believe that (A) the Registration Statement, as of its effective date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Free Writing Prospectus as of the date thereof, the Pricing Date, the date of the Prospectus Supplement or the date hereof, or the Prospectus as of the date of the Prospectus Supplement or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, this is to inform you that any U.S. federal tax advice contained herein is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the U.S. Internal Revenue Code.

This letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this letter for its purposes.

Very truly yours,

3

EXHIBIT B-1

OPINION OF IN-HOUSE COUNSEL TO IMPAC FUNDING RE: CERTAIN MATTERS

March 30, 2006

To the Addressees Listed
on Schedule A

Re:	Impac Funding Corporation
Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

I am General Counsel to Impac Funding Corporation, a California corporation (the “Company”), for the sole purpose of rendering this opinion in connection with (i) the Mortgage Loan Purchase Agreement, dated as of March 30, 2006, among Impac Secured Assets Corporation (“ISAC”), Impac Mortgage Holdings, Inc. (“IMH”) and the Company, pursuant to which the Company will sell to ISAC the Mortgage Loans, (ii) the Pooling and Servicing Agreement, dated as of March 1, 2006, among the Company, as the master servicer (the “Master Servicer”), Deutsche Bank National Trust Company, as trustee (the “Trustee”) and ISAC, pursuant to which the Master Servicer will service the mortgage loans, as described thereby, directly or through one or more subservicers and (iii) the Underwriting Agreement (the “Underwriting Agreement”), dated March [__], 2006 among the Company, IMH, ISAC, Bear, Stearns & Co. Inc. (“Bear Stearns”), Countrywide Securities Corporation (“Countrywide”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”; collectively with Bear Stearns and Countrywide, the “Underwriters”) pursuant to which the Company will sell approximately $[________] of Mortgage Pass-Though Certificates, Series 2006-1 to the Underwriters. The agreements described in (i) through (iii) above are collectively referred to herein as the “Agreements.” My representation of the Company is limited solely to rendering this opinion. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements. This opinion is being rendered pursuant to Section 6.5 of the Underwriting Agreement.

In my capacity as such counsel, I have examined originals or copies of those corporate and other records and documents I considered appropriate, including the following:

A.	The Agreements;
B.	The Company’s Articles of Incorporation and Bylaws, as amended to date; and
C.	Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion.

As to relevant factual matters, I have relied upon, among other things, the Company’s representations in certificates of the officers of the Company. In addition, I have obtained and relied upon those certificates of public officials we considered appropriate. Such factual matters have not been independently established or verified by me.

My use of the terms “known to me,” “to my knowledge,” or a similar phrase to qualify a statement in this opinion means that I do not have current actual knowledge that the statement is inaccurate. I have not undertaken any independent investigation to determine the accuracy of any statement, and any limited inquiry undertaken by me during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Company in connection with this opinion letter or in other matters.

The term “threatened litigation” used herein shall have the same meaning as the term “overtly threatened” used in the American Bar Association Statement of Policy on Lawyer’s Responses to Auditors' Requests for Information (December 1975).

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity with originals of all documents submitted to us as copies. To the extent the Company’s obligations depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements, I have assumed that the Agreements have been so authorized, executed and delivered and that they constitute the legally valid and binding obligation of each such party enforceable against such party in accordance with their respective terms. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

I have also assumed, without independent verification, that there are no servicing agreements or understandings among the Company and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

On the basis of such examination, my reliance upon the assumptions contained herein and our consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California with corporate power to own its properties, conduct its business as described in the Agreements, to enter into the Agreements and to perform its obligations thereunder.

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2. The execution, delivery and performance of the Agreements to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company, and the Agreements have been duly executed and, to our knowledge, delivered by the Company.

3. No order, consent, permit or approval of any California governmental authority that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Agreements, is required on the part of the Company for the execution and delivery, and performance on or prior to the date of this opinion under, the Agreements, except for such as have been obtained.

4. The execution and delivery by the Company of, and performance of its obligations on or prior to the date hereof under the Agreements to which it is a party, do not (i) violate the Company’s Articles of Incorporation or Bylaws, or to my knowledge, (ii) result in a default under the terms of any indenture or other material agreement or instrument known to us to which the Company is a party or by which it is bound, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding the Company and known to us.

5. The execution and delivery by the Company of, and the performance of its obligations on or prior to the date hereof, under the Agreements to which it is a party, does not subject the Company to any fine, penalty or similar sanction under any material California statute or regulation that I have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or the transactions of the type contemplated by the Agreements, except in any case where the default, breach, fine or penalty would not have a material adverse effect on the Company’s ability to perform its obligations under the Agreements.

6. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened (i.e. threatened litigation) against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

The opinions set forth above are subject to and limited by the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California.

In rendering this opinion, I express no opinion concerning compliance with securities laws, nor do I express any opinion concerning the laws of any jurisdiction other than the present laws of the State of California. I express no opinion on any issue not expressly addressed above.

3

This opinion is rendered by me as General Counsel for the Company and may be relied upon by you only in connection with the transactions contemplated by the Agreements. It may not be used or relied upon by you for any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.

Very truly yours,

/s/ Ronald Morrison

Ronald Morrison
General Counsel &
Secretary

4

SCHEDULE A

ADDRESSEES

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, CA 92660

Impac Funding Corporation
1401 Dove Street
Newport Beach, CA 92660

Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, CA 92660

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179

Countrywide Securities Corporation
4500 Park Granada, MS CH-143
Calabasas, CA 91302

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 10th Floor
New York, NY 10080

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705

Moody’s Investors Service, Inc.
99 Church Street
New York, NY 10007

Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, NY 10041

EXHIBIT B-2

OPINION OF IN-HOUSE COUNSEL TO THE COMPANY RE: CERTAIN MATTERS

March 30, 2006

To the Addressees Listed
on Schedule A

Re:	Impac Secured Assets Corp. Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

I am General Counsel to Impac Secured Assets Corp., a California corporation (the “Company”), for the sole purpose of rendering this opinion in connection with (i) the Mortgage Loan Purchase Agreement, dated as of March 30, 2006, among Impac Funding Corporation (“IFC”), Impac Mortgage Holdings, Inc. (“IMH”) and the Company, pursuant to which IFC will sell to the Company the Mortgage Loans, (ii) the Pooling and Servicing Agreement, dated as of March 1, 2006, among IFC, as the master servicer (the “Master Servicer”), Deutsche Bank National Trust Company, as trustee (the “Trustee”) and the Company, pursuant to which the Master Servicer will service the mortgage loans, as described thereby, directly or through one or more subservicers, and (iii) the Underwriting Agreement (the “Underwriting Agreement”), dated March [__], 2006, among IMH, IFC, the Company, Bear, Stearns & Co. Inc. (“Bear Stearns”), Countrywide Securities Corporation (“Countrywide”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”; collectively with Bear Stearns and Countrywide, the “Underwriters”) pursuant to which the Company will sell approximately $[_________] of Mortgage Pass-Though Certificates, Series 2006-1 to the Underwriters. The agreements described in (i) through (iii) above are together referred to herein as the “Agreements.” My representation of the Company is limited solely to rendering this opinion. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements. This opinion is being rendered pursuant to Section 6.5 of the Underwriting Agreement.

In my capacity as such counsel, I have examined originals or copies of those corporate and other records and documents I considered appropriate, including the following:

A.	The Agreements;
B.	The Company’s Articles of Incorporation and Bylaws, as amended to date; and
C.	Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion.

As to relevant factual matters, I have relied upon, among other things, the Company’s representations in certificates of the officers of the Company. In addition, I have obtained and relied upon those certificates of public officials we considered appropriate. Such factual matters have not been independently established or verified by me.

My use of the terms "known to me," "to my knowledge," or a similar phrase to qualify a statement in this opinion means that I do not have current actual knowledge that the statement is inaccurate. I have not undertaken any independent investigation to determine the accuracy of any statement, and any limited inquiry undertaken by me during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Company in connection with this opinion letter or in other matters.

The term "threatened litigation" used herein shall have the same meaning as the term "overtly threatened" used in the American Bar Association Statement of Policy on Lawyer’s Responses to Auditors' Requests for Information (December 1975).

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity with originals of all documents submitted to us as copies. To the extent the Company’s obligations depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements, I have assumed that the Agreements have been so authorized, executed and delivered and that they constitute the legally valid and binding obligation of each such party enforceable against such party in accordance with their respective terms. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

I have also assumed, without independent verification, that there are no servicing agreements or understandings among the Company and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

On the basis of such examination, my reliance upon the assumptions contained herein and our consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of California with corporate power to own its properties, conduct its business as described in the Agreements, to enter into the Agreements and to perform its obligations thereunder.

2. The execution, delivery and performance of the Agreements to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company, and the Agreements have been duly executed and, to our knowledge, delivered by the Company.

3. No order, consent, permit or approval of any California governmental authority that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Agreements, is required on the part of the Company for the execution and delivery, and performance on or prior to the date of this opinion under, the Agreements, except for such as have been obtained.

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4. The execution and delivery by the Company of, and performance of its obligations on or prior to the date hereof under the Agreements to which it is a party, do not (i) violate the Company’s Articles of Incorporation or Bylaws, or to my knowledge, (ii) result in a default under the terms of any indenture or other material agreement or instrument known to us to which the Company is a party or by which it is bound, or (iii) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding the Company and known to us.

5. The execution and delivery by the Company of, and the performance of its obligations on or prior to the date hereof, under the Agreements to which it is a party, does not subject the Company to any fine, penalty or similar sanction under any material California statute or regulation that I have, in the exercise of customary professional diligence, recognized as directly applicable to the Company or the transactions of the type contemplated by the Agreements, except in any case where the default, breach, fine or penalty would not have a material adverse effect on the Company’s ability to perform its obligations under the Agreements.

6. To my knowledge, there is no action, suit, proceeding or investigation pending or threatened (i.e. threatened litigation) against the Company which, in my judgment, would draw into question the validity of the Agreements or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

The opinions set forth above are subject to and limited by the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance beyond California.

In rendering this opinion, I express no opinion concerning compliance with securities laws, nor do I express any opinion concerning the laws of any jurisdiction other than the present laws of the State of California. I express no opinion on any issue not expressly addressed above.

This opinion is rendered by me as General Counsel for the Company and may be relied upon by you only in connection with the transactions contemplated by the Agreements. It may not be used or relied upon by you for any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.

Very truly yours,

/s/ Ronald Morrison

Ronald Morrison
General Counsel &
Secretary

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SCHEDULE A

ADDRESSEES

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, CA 92660

Impac Funding Corporation
1401 Dove Street
Newport Beach, CA 92660

Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, CA 92660

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179

Countrywide Securities Corporation
4500 Park Granada, MS CH-143
Calabasas, CA 91302

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 10th Floor
New York, NY 10080

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, CA 92705

Moody’s Investors Service, Inc.
99 Church Street
New York, NY 10007

Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, NY 10041

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EXHIBIT B-3

OPINION OF COUNSEL TO IMH RE: CERTAIN MATTERS

March 30, 2006

Bear, Steams & Co. Inc.	Countrywide Securities Corporation
383 Madison Avenue	4500 Park Grenada
New York, NY 10179	Calabasas, CA 91302

Merrill Lynch, Pierce, Fanner & Smith	Deutsche Bank National Trust Company
Incorporated	1761 East St. Andrew Place
4 World Financial Center, 10/F	Santa Ana, C\ 92705-4934
New York, NY 10080

Re:	Impac Mortgage Holdings, Inc.
lmpac Secured Assets Corp.
Mortqae Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

We have served as Maryland counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the transactions contemplated under (a) the Mortgage Loan Purchase Agreement, dated as of March 30, 2006 (the ‘Sale Agreement”) among the Company, as Guarantor, Impac Secured Assets Corp., a California corporation (the “Purchaser”), and Impac Funding Corporation, a California corporation (the “Seller), and (b) the Underwriting Agreement, dated March 28, 2006, by and among Bear, Steams & Co. Inc., Merrill Lynch, Pierce, Fanner & Smith Incorporated and Countrywide Securities Corporation, the Purchaser, the Seller and the Company (the “Underwriting Agreement,” and collectively with the Sale Agreement, the “Transaction Documents”).

This opinion is being delivered to you pursuant to Section 6.5 of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement

As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland. The Company has the requisite corporate power to execute, deliver and perform its obligations under each of the Transaction Documents.

(2) ach of the Transaction Documents has been duly and validly authorized, executed and, so far as is known to us, delivered by the Company.

(3) A Maryland court, or a United States court sitting in the State of Maryland should give effect to the choice of the laws of the State of New York to govern the Transaction Documents, provided that such court finds (a) that the State of New York has a substantial relationship to the parties or the transactions contemplated by the Transaction Documents or there is some other reasonable basis for the parties’ choice of New York law and (b) that application of the laws of the State of New York would not contravene a fundamental policy of a state (i) which has a materially greater interest than the State of New York in a particular issue arising under the Transaction Documents, and (ii) which would be the state of the applicable law in the absence of an effective choice of law by the parties. Additionally, such a court might not apply the laws of the State of New York respecting (x) the remedies available in the State of Maryland upon a breach of the Transaction Documents, (y) the procedural rules governing or affecting any action in the State of Maryland to enforce the Transaction Documents or (z) any provision or practice condoned or permitted by the laws of the State of New York that is determined to be against a fundamental public policy of the State of Maryland.

(4) Neither the execution and delivery of the Transaction Documents by the Company nor the fulfillment of the terms of or the consummations of the transactions contemplated thereunder will result in a breach of any term or provision of the Charter or the Bylaws or, to our knowledge, will conflict with, result in any breach or violation of, or constitute a default under, any order of any court, regulatory body, administrative agency or government body of the State of Maryland having jurisdiction over the Company.

(5) To our knowledge, no consent, approval, authorization or order of any court or government agency or body in the State of Maryland having jurisdiction over the Company is required for the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated thereunder, except for those consents, approvals, authorizations or orders which previously have been obtained.

(6) To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company in any court or governmental agency located in Maryland which, in our judgment, either in any one instance or in the aggregate, (a) would draw into question the validity of the Transaction Documents, (b) seeks to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or (o) would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Transaction Documents.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A. Members of our firm are admitted to the bar of the State of Maryland and the foregoing opinion is limited to matters arising under the laws of the State of Maryland. We express no opinion in connection with the securities laws or as to federal or state laws regarding fraudulent transfers or as to the number of issued and outstanding shares of stock of the Company or as to the laws, rules or regulations of any other jurisdiction or, in the case of Maryland, as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of Maryland, or in each case as to any matters arising thereunder or relating thereto.

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B. Whenever a statement or opinion herein is qualified by “to our knowledge”, “known to us” or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered substantive legal services in connection with the transactions contemplated by the Transaction Documents do not have actual conscious awareness of the inaccuracy of such statement or opinion. We have not, however, undertaken any independent investigation or inquiry to determine the accuracy of any such statement or opinion and no inference as to our knowledge or that we have any knowledge of any matters pertaining to such statement or opinion should be drawn from the fact that we have acted as counsel to the Company in connection with the transactions contemplated by the Transaction Documents.

We note that the Transaction Documents provide that they shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. We also express no opinion with respect to the enforceability of provisions for the indemnification of or contribution to a party where such indemnification or contribution is contrary to public policy. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is solely for your benefit in connection with the transactions described in the first paragraph above and may not be quoted or relied upon by, nor may copies be delivered to, any other person (except to Ronald Morrison, Esquire-General Counsel to the Company), nor may this letter be relied upon by you for any other purpose, without our prior written consent.

Very truly yours,

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EXHIBIT C

OPINION OF TRUSTEE'S COUNSEL

March 30, 2006

To Each of the Persons Listed
on Schedule I Attached Hereto

Re:	Pooling and Servicing Agreement dated as of March 1, 2006

Ladies and Gentlemen:

We have acted as special New York counsel for Deutsche Bank National Trust Company, as trustee (the “Trustee”) in connection with the transactions contemplated by the Pooling and Servicing Agreement dated as of March 1, 2006 among Impac Funding Corporation, as master servicer, Impac Secured Assets Corp. and the Trustee (the “Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

In connection with the opinion expressed below, we have relied upon the representations and warranties contained in the Agreement and we have relied upon originals or certified copies of such documents, certificates and other statements as we have deemed relevant and necessary as a basis for such opinion, and we have not attempted to independently verify or establish the factual matters set forth therein. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

We have assumed for the purposes of our opinion that (i) the execution and delivery of the Agreement by all parties thereto (other than the Trustee), and (ii) the performance by such parties (other than the Trustee) of their respective obligations under the Agreement are within the powers (corporate or otherwise) of such parties and have been duly authorized by all requisite action of such parties and that such documents have been duly executed and delivered by such parties (other than the Trustee). We have further assumed that each party to the Agreement (other than the Trustee) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Agreement against the Trustee.

Based upon the foregoing, it is our opinion that:

1. Deutsche Bank National Trust Company is a national banking association validly existing under the laws of the United States.

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2. The Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of the Agreement.

3. The Agreement has been duly executed and delivered by the Trustee, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that certain of such obligations may be enforceable solely against the Trust Fund and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion as to any laws other than the law of the State of New York and the federal laws of the United States.

This opinion is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person without our prior written consent.

Very truly yours,

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SCHEDULE I

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Impac Funding Corporation
1401 Dove Street
Newport Beach, California 92660

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Standard & Poor’s, a division
of The McGraw-Hill Company, Inc.
55 Water Street
New York, New York 10041

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EXHIBIT D

FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

(1) Structural information-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

(2) Collateral information-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

(3) Key parties information-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

(4) Static pool data-static pool data, as referenced in Item 1105 of Regulation AB [17 CFR 229.1105], such as for the sponsor’s and/or servicer’s portfolio, prior transactions or the asset pool itself; and

(5) Issuer computational material-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)

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